EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report included in this Form 8-K/A, into the Company's previously filed Registration Statements on Form S-8 (File Nos. 333-00618 and 33-83054) and Form S-3 (File Nos. 33-90032,33-89000, 33-93672 and 333-40).

/s/ Arthur Andersen LLP

Atlanta, Georgia
July 2, 1996